Exhibit 23.1
CONSENT OF PricewaterhouseCoopers LLP
     We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-144381) of our report dated July 6, 2007 relating to the financial statements of Constant Contact, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings “Selected Financial Data” and “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, MA
August 14, 2007